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Exhibit 10.8

STOCK PURCHASE AMENDING AGREEMENT

    THIS AGREEMENT dated as of the 22nd day of November, 2000.

BETWEEN:

    PHAGE THERAPEUTICS INTERNATIONAL, INC., a company incorporated under the laws of Florida, having an office and address at 19017 120th Avenue NE, Suite 102, Bothel, Washington 98011.

    (the "Company")

AND:

    ROBERT MILLER, a businessman having an address at 1645 South Miami Avenue, Miami, Florida 33129;

    BOLIVAR LONGINES SA, a company having a registered office at Centro Comerical Naraya, Piso 4 Oficina L-10, Alta Vista, Puerto Ordaz, Venezuela;

    RICARDO REQUENA, a businessman having an address at 25 de Mayo 444 Piso 2, 11000 Montevideo, Urguay;

    CADAQUES SA., a company having an address at Benito Blanco 675, Apt. 401, 11300 Montevideo, Urguay;

    BLANCO DE LONGO, a businesswoman having an address at Carace 524, Apt. 701, Montevideo, Urguay;

    STRATTON SA, a company having a registered office at 25 de Mayo 444 Piso 2, 11000 Montevideo, Urguay;

    GIG LIMITED, a company having a registered office at 105 Marbel Drive, Grand Cayman, BWI.

    (collectively the "Purchasers")

WHEREAS:

A.
On October 23, 2000, the Company and Purchasers entered into a purchase and sale agreement ("Purchase Agreement") whereby the Company has agreed to sell to the Purchasers 2,142,857 units for an aggregate purchaser price of $1,500,000. Each "Unit" will consist of one share of the Company's common stock with a par value of $0.001 per share (the "Common Stock") and one Common Stock purchase warrant (the "Warrant"). Every one and a half Warrants will entitle the holder to acquire one additional share of Common Stock of Phage at an exercise price of $0.70 per share;

B.
The Purchasers have agreed to invest an additional $1,500,000 into the Company within seven (7) days from the date of filing of the Company's Form 10SB-12g with the Securities and Exchange Commission. In consideration of this investment, the Company has agreed to issue an additional 2,142,857 Units to the Purchasers.

C.
The parties have agreed to amend the Purchase Agreement as herein provided.

    NOW THEREFORE, for valuable consideration and upon the mutual covenants and promises contained herein, the parties hereto agree as follows:

Recitals, Clause C, Additional Purchase Price and Terms of Payment

1.
Clause C, in the Recitals shall be amended to state "The Purchasers have agreed to invest an additional One Million Five Hundred Thousand Dollars ($1,500,000) in equity into Phage by January 15, 2001. In consideration of this investment Phage has agreed to issue to the Purchasers an additional 2,142,857 Units."

Article 1:
Definitions, Second Closing Date

2.
Article 1, Definitions, "Second Closing Date" be amended to state "Second Closing Date" means January 15, 2001."

General

3.
All other terms of the Purchase Agreement will remain the same.

4.
The Purchase Agreement remains in full force and effect except as expressly amended by this Amending Agreement.

    IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

PHAGE THERAPEUTICS INTERNATIONAL, INC.
/s/ DARREN PYLOT
By: Darren Pylot, President
PURCHASERS:
/s/ ROBERT MILLER	/s/ UNREADABLE
Name: Robert Miller	Name: Bolivar Longines SA
/s/ RICARDO REQUENA	/s/ UNREADABLE
Name: Ricardo Requena	Name: Cadaques S.A.
/s/ BLANCA DE LONGO	/s/ UNREADABLE
Name: Blanca de Longo	Name: Stratton S.A.
/s/ UNREADABLE
Name: GIG Limited

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STOCK PURCHASE AMENDING AGREEMENT